REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Fortress International Group, Inc.

We have audited the accompanying balance sheet of Rubicon Integration, LLC (a Delaware limited liability company) (“the Company”) as of December 31, 2006, and the related statements of income, members’ equity, and cash flows for the period from August 15, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubicon Integration, LLC as of December 31, 2006, and the results of its operations and its cash flows for the period from August 15, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton, LLP
Baltimore, Maryland
February 13, 2008

FINANCIAL STATEMENTS

RUBICON INTEGRATION, LLC
BALANCE SHEET

December 31,
2006
ASSETS

Current assets
Cash	$23,344
Accounts receivable	91,411
Total current assets	114,755

Intangible asset, net	8,689
Total assets	$123,444

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable	$13,211
Accrued expenses	26,006
Total current liabilities	39,217

Total liabilities	39,217

Members' equity	84,227
Total liabilities and members' equity	$123,444

See accompanying notes to financial statements.

RUBICON INTEGRATION, LLC
STATEMENT OF OPERATIONS

For the period
August 15, 2006
(inception) through
December 31, 2006

Revenue	$185,860

Cost of revenue	90,970
Gross profit	94,890

Selling, general and administrative	19,352
Amortization expense	46,943
Total operating expenses	66,295

Operating income	28,595

Net income	$28,595

See accompanying notes to financial statements.

RUBICON INTEGRATION, LLC
COMBINED STATEMENT OF CHANGES IN MEMBERS' EQUITY

For the period
August 15, 2006
(inception) through
December 31, 2006

Balance at August 15, 2006	$-
Contributed capital - in the form of in-place contracts upon inception of the entity	55,632
Net income	28,595

Balance at December 31, 2006	$84,227

See accompanying notes to financial statements.

RUBICON INTEGRATION, LLC
STATEMENT OF CASH FLOW

For the period
August 15, 2006
(inception) through
December 31, 2006

Cash flows from operating activities:
Net income from operations	$28,595
Adjustments to reconcile net income provided by operating activities:
Amortization expense	46,943
Changes in working capital:
Accounts receivable	(91,411)
Accounts payable and accrued expenses	39,217

Cash provided by operating activities	23,344

Cash flows from investing activities	-

Cash flows from financing activities	-

Net increase in cash and cash equivalents	23,344

Cash and cash equivalents - at inception	-

Cash and cash equivalents - end of period	$23,344

Supplemental Disclosure of cash flow information:
Non-cash investing activities:
In-place contracts contributed at formation as contributed capital	$55,632

See accompanying notes to consolidated financial statements.

RUBICON INTEGRATION, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

(1) Summary of Significant Accounting Policies

(a) Description of Business

Rubicon Integration LLC (“Rubicon” or the “Company”) provides consulting, owner’s representation and equipment integration services for mission-critical facilities to corporate customers across the United States. Rubicon is a Delaware Limited Liability Company that is headquartered in McLean, Virginia with sales offices located in New Jersey, Virginia and Georgia. The Company was formed on August 15, 2006 (“inception”) and reported results are from inception through December 31, 2006. The Company is an affiliate of DSA Encore LLC (DSA) and certain administrative services are provided by DSA to support the Company.

(b) Carve out

The Company operates as a stand alone entity; however, DSA provides certain administrative functions including accounting, IT support, and legal services in exchange for a monthly charge of $6,700. In addition, any of the Company’s direct expenses paid for by DSA are directly charged to the Company and settled periodically through a cash payment. There are no adjustments or allocations to the financial statements, as the reported results reflect all of the Company’s cost of doing business.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents approximate fair value at year end.

 (d) Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company recorded no write-offs from inception through December 31, 2006 and no allowance for doubtful accounts was recorded at December 31, 2006 as the balances were estimated to be fully collectible. In establishing the required allowance, management considers the current receivables aging and existing customer data. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. The Company does not have any off-balance-sheet credit exposure related to its customers.

Included in accounts receivable was $57,201 of unbilled fees.

(e) Revenue Recognition

The Company enters into a variety of contract arrangements, including time and material contracts and fixed length owners representation service contracts that provide for billing on a monthly basis. Revenue is recognized under fixed length owners’ representative service contracts pro-rata over the service term of the contract.

(f) Intangible Assets

Intangible assets consist of in-place contracts contributed at the Company’s inception. The useful lives of the in-place contracts are based on the remaining contract term and are amortized on a straight-line basis.

(g) Long-Lived Assets

In accordance with FASB Statement No. 144 (Statement 144), Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

(h) Income Taxes

As Rubicon is a Limited Liability Company, it is not subject to federal or state income taxes. Any taxable income or loss will be recognized directly by its members.

RUBICON INTEGRATION, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006
(CONTINUED)

(i) Use of Estimates

The preparation of the financial statements, in accordance with generally accepted principles in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the carrying amount of intangibles; and valuation allowances for receivables. Actual results could differ from those estimates.

(j) Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within that fiscal year. The Company is currently assessing the potential effect that the adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (SFAS No. 159). SFAS No. 159 permits an entity, at specified election dates, to choose to measure certain financial instruments and other items at fair value. The objective of SFAS No. 159 is to provide entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently, without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for accounting periods beginning after November 15, 2007. The Company is currently assessing the impact of adopting SFAS No. 159 on the consolidated financial statements.

(2) Intangible Assets

	December 31, 2006
		Weighted
		Average
	Gross	Amortization	Accumulated
	Carrying Amount	Period	Amortization

In-place contracts	$55,632	less than 1 year	$46,943

Upon formation of Rubicon on August 15, 2006, DSA assigned two customer contracts with an estimated value of $55,632 to the Company. The contracts are being amortized over 5.5 months, which estimates the life of the contracts. These in place contracts were valued using a discounted cash flow model of gross profit and recorded as contributed capital at the Company’s formation.

Aggregate amortization expense for amortizing intangible assets was $46,943 for the year ended December 31, 2006. Estimated amortization expense is $8,689 in 2007.

(3) Related Party

Rubicon received certain administrative services from DSA throughout the year in exchange for a monthly administrative fee of $6,700. DSA paid certain direct expenses of the Company and billed them directly to the Company for reimbursement. The Company incurred expenses of approximately $30,000 from inception through December 31, 2006 and amounts due to DSA included in accounts payable and accrued expense at December 31, 2006 totaled $16,361.

(4) Concentration of Credit Risk

The Company operates in one industry segment and receives revenue under construction management agreements. Two customers accounted for 100% of revenue for the period from inception through December 31, 2006 and 100% of accounts receivable at December 31, 2006.
(5) Subsequent Event

On November 30, 2007, Fortress International Group, Inc. (Fortress), entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) with the Company and each of the members of Rubicon (jointly, the “Sellers”). The closing of the acquisition occurred simultaneously with the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, Fortress acquired 100% of the membership interests of Rubicon, owned collectively by the Sellers, for the aggregate consideration consisting of (i) $4,500,000 in cash, subject to certain adjustment to be determined within 60 days of the closing of the acquisition, as provided in the Purchase Agreement, (ii) 200,000 shares of unregistered common stock, par value $0.0001 per share, of the Company, payable in the aggregate to Sellers, pro rata to Sellers membership interests in Rubicon, to be held in escrow pursuant to a certain indemnity escrow agreement, (iii) two unsecured promissory notes (jointly, the “Notes”) in the maximum amount of $1,500,000 and $2,000,000, respectively, plus interest accruing at 6% annually from November 30, 2007, the date of the issuance, payable to the Sellers upon the achievement of certain operational and financial targets for December 2007 and for the calendar year 2008, respectively, and (iv) additional earn-out amounts, contingent upon the achievement of certain earnings targets by Rubicon for each of the calendar years 2008-2009.

In connection with the Purchase Agreement and effective on the closing of the acquisition, Rubicon has entered into employment agreements with each of Messrs. James Embley, William Pirrone and Eric Holzworth, each of whom was an employee of Rubicon prior to the acquisition.

The $1,500,000 unsecured promissory note plus accrued interest was earned based on the achievement of certain financial targets through December 31, 2007. The promissory note, including interest, totaling $1,517,753 was paid in full on February 11, 2008 consistent with terms of the agreement.